Exhibit 99.1
For Immediate Release
Contact:
Michael Watts
Senior director, investor relations and
corporate communications
858-410-8673
Gen-Probe to Acquire Tepnel Life Sciences, Fast-Growing European Molecular Diagnostics
Company, for £92.8 Million ($132.2 Million) in Cash
— Tepnel Brings Gen-Probe Current and Future Growth Opportunities in Transplant Diagnostics
and Genetic Testing, Accelerates European Expansion Strategy —
SAN DIEGO, CA, January 30, 2009 — Gen-Probe Incorporated (NASDAQ: GPRO), a pioneer and leader in nucleic acid diagnostics for human disease, announced today that it has offered to acquire all the outstanding and to-be-issued shares of Tepnel Life Sciences, PLC (AIM: TED), a rapidly growing molecular diagnostics company based in the United Kingdom, for 27.1 pence ($0.3861) per share in cash, or approximately £92.8 million ($132.2 million) in total.
Both companies’ boards of directors have unanimously approved the transaction, full details of which are contained in an announcement made today in the United Kingdom under Rule 2.5 of the U.K. Takeover Code.
“We believe our acquisition of Tepnel will provide immediate access to attractive growth opportunities in transplant diagnostics, genetic testing and pharmaceutical services, as well as accelerate our ongoing strategic efforts to strengthen our marketing and sales, distribution and manufacturing capabilities in the rapidly growing European molecular diagnostics market,” said Hank Nordhoff, Gen-Probe’s chairman and chief executive officer. “We look forward to working with the employees and customers of Tepnel to broaden the use of their innovative technologies and amplify their many successes to date.”
Tepnel’s board of directors intends to recommend that its shareholders approve the transaction, which is expected to close in the second quarter of 2009. Already, directors and institutional investors holding approximately 40% of Tepnel’s outstanding shares have pledged to vote in favor of the transaction, which will be structured as a “scheme of arrangement” under English law.
“We believe Gen-Probe’s offer represents significant value for Tepnel shareholders, and recognizes both our past achievements and our future potential in molecular diagnostics and pharmaceutical services,” said Ben Matzilevich, Tepnel’s chief executive officer. “We are excited about the opportunity to accelerate our strategic plans as part of one of the most established and highly respected molecular diagnostics companies in the world.”

[1]	In this press release, British pounds are converted into U.S. dollars at the recent exchange rate of £1 to $1.424.

Gen-Probe anticipates that Tepnel’s human leukocyte antigens (HLA) testing products will facilitate its diversification into the transplant typing market. HLA testing is used to match donors and recipients in anticipation of transplant surgeries, as well as in the ongoing management of transplant recipients. Tepnel brings an established position in the segment with strong opportunities for continued growth. The company sells xMAP® multiplex assays in the field of transplant diagnostics under its development and supply agreement with Luminex. The worldwide market for HLA tests is estimated at $260 million in 2008, and is forecast to grow at a low-double-digit rate.
Gen-Probe believes that Tepnel’s genetic disease testing business is complementary to its molecular diagnostics activities. Tepnel sells genetic tests for cystic fibrosis, Down’s syndrome and familial hypercholesterolemia, among others. The companies anticipate that Gen-Probe’s proven record in the development of novel diagnostics, its premier commercialization capabilities, and its reputation within the clinical community will help accelerate Tepnel’s molecular diagnostics activities.
Tepnel’s pharmaceutical services business has master service agreements with a number of major pharmaceutical clients, and Gen-Probe believes its ownership of Tepnel will further strengthen these relationships. In addition, Tepnel’s activities in this segment provide Gen-Probe an opportunity to expand into the rapidly emerging market for companion diagnostics.
Financial Detail
Gen-Probe’s offer represents a 126% premium to Tepnel’s closing price per share on January 21, the last trading day before Tepnel announced it was involved in acquisition discussions.
Net of cash and debt on Tepnel’s balance sheet and cash expected to be received from the exercise of warrants and options, the enterprise value of Gen-Probe’s offer is approximately £83.2 million ($118.5 million). Gen-Probe expects to complete the transaction with cash currently on its balance sheet.
Gen-Probe expects to record charges for non-recurring cash and non-cash acquisition-related costs following the close of the transaction. The magnitude of these charges will not be determined, under the rules of purchase accounting, until an independent, third party valuation has been completed to allocate the excess of the purchase price over the assets and liabilities acquired. In addition, transaction-related professional fees will be expensed as incurred, under the new rules of SFAS 141R.
On a non-GAAP basis, Gen-Probe expects the proposed acquisition to be neutral to the Company’s 2009 EPS, and accretive to its 2010 EPS. These forecasts do not include expected revenue or expense synergies.
Bank of America Merrill Lynch is serving as financial adviser to Gen-Probe on this transaction, and Linklaters and Cooley Godward Kronish are serving as legal counsel. Seymour Pierce Limited is serving as financial adviser to Tepnel, and Halliwells is serving as legal counsel.
Webcast Conference Call
Gen-Probe will discuss the proposed acquisition with analysts and investors on a conference call at 8:30 a.m. Eastern Time today. A live webcast of the call can be accessed at http://www.gen-probe.com. The Company does not expect to comment on the transaction until that time. The webcast will be archived for at least 90 days. A telephone replay of the call also will be available for approximately 24 hours. The replay number is (888) 567-0405 for domestic callers and (402) 998-1779 for international callers.

UK Regulatory Document
Additional information about the offer, including a copy of the Rule 2.5 announcement issued in the United Kingdom, is contained in a Current Report on Form 8-K filed with the Securities and Exchange Commission today. The Rule 2.5 announcement can also be found on the investor relations section of Tepnel’s website at:
http://miranda.hemscott.com/servlet/HsPublic?context=ir.access.jsp&ir_client_id=2374&ir_option=RN S_HEADLINES&transform=investor_home&links=home&disclaimer=prices&side=shareprice.
Discussion of Dealing Disclosure Requirements Under UK Law
Under the provisions of Rule 8.3 of the UK Takeover Code (the “Code”), if any person is, or becomes, “interested” (directly or indirectly) in 1% or more of any class of “relevant securities” of Tepnel, all “dealings” in any “relevant securities” of that company (including by means of an option in respect of, or a derivative referenced to, any such “relevant securities”) must be publicly disclosed by no later than 3:30 pm (London time) on the London business day following the date of the relevant transaction. This requirement will continue until the date on which the offer becomes, or is declared, unconditional as to acceptances, lapses or is otherwise withdrawn or on which the “offer period” otherwise ends. If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire an “interest” in “relevant securities” of Tepnel, they will be deemed to be a single person for the purpose of Rule 8.3.
Under the provisions of Rule 8.1 of the Code, all “dealings” in “relevant securities” of Tepnel by the offeror or Tepnel, or by any of their respective “associates”, must be disclosed by no later than 12:00 noon (London time) on the London business day following the date of the relevant transaction.
A disclosure table, giving details of the companies in whose “relevant securities” “dealings” should be disclosed, and the number of such securities in issue, can be found on the Takeover Panel’s website at http:\\www.thetakeoverpanel.org.uk.
“Interests in securities” arise, in summary, when a person has long economic exposure, whether conditional or absolute, to changes in the price of securities. In particular, a person will be treated as having an “interest” by virtue of the ownership or control of securities, or by virtue of any option in respect of, or derivative referenced to, securities.
Terms in quotation marks are defined in the Code, which can also be found on the Takeover Panel’s website. If you are in any doubt as to whether or not you are required to disclose a “dealing” under Rule 8, please contact an independent financial adviser authorized under the Financial Services and Markets Act 2000, consult the Takeover Panel’s website at http:\\www.thetakeoverpanel.org.uk, or contact the Takeover Panel at +44 (0) 20 7638 0129; fax +44 (0) 20 7236 7013.
About Tepnel
Tepnel Life Sciences is a UK-based international life sciences products and services group with two divisions, molecular diagnostics and research products and services. The company has laboratories, manufacturing and operations in the United States, UK, France and Belgium with over 200 employees.

About Gen-Probe
Gen-Probe Incorporated is a global leader in the development, manufacture and marketing of rapid, accurate and cost-effective nucleic acid tests (NATs) that are used primarily to diagnose human diseases and screen donated human blood. Gen-Probe has approximately 25 years of NAT expertise, and received the 2004 National Medal of Technology, America’s highest honor for technological innovation, for developing NAT assays for blood screening. Gen-Probe is headquartered in San Diego and employs approximately 1,000 people. For more information, go to www.gen-probe.com.
About Non-GAAP Financial Measures
This announcement contains certain financial measures that are not calculated in accordance with U.S. GAAP, including non-GAAP EPS. Non-GAAP EPS excludes all non-cash charges such as intangible amortization and stock compensation expense, as well as transaction expenses. Gen-Probe’s management believes these U.S. non-GAAP financial measures provide Gen-Probe investors meaningful supplemental information regarding the expected financial results of the acquisition.
Tepnel has not reconciled its historical financial statements to U.S. GAAP. All pro forma combined financial information in this press release is based upon a combination of Gen-Probe historical and projected financial information, prepared in accordance with U.S. GAAP, and Tepnel’s historical and projected financial information, prepared in accordance with IFRS. Based on Gen-Probe’s preliminary analysis, the Company does not anticipate material adjustments to reconcile U.S. GAAP with IFRS.
Caution Regarding Forward-Looking Statements
Any statements in this press release relating to Gen-Probe’s offer and the Company’s expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as believe, will, expect, anticipate, estimate, intend, plan and would. For example, statements concerning the closing of the transaction, the expected benefits of the proposed acquisition and expected financial results are all forward-looking statements. Forward-looking statements are not guarantees of performance. They involve known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to differ materially from those expressed or implied. Some of these risks, uncertainties and assumptions include but are not limited to: (i) the risks that the closing conditions of the offer may not be satisfied, that closing will not occur, or that the closing conditions may take longer to satisfy than anticipated, (ii) the risk that Gen-Probe will not successfully integrate Tepnel or achieve expected strategic or financial benefits, (iii) the risk that an insufficient number of shares of Tepnel will be voted in favor of the transaction, (iv) facts relating to Tepnel that may affect timing, or strategic and other benefits of the proposed acquisition, are unknown to Gen-Probe, and (v) the risk that Gen-Probe may not achieve its expected 2009 growth, revenue, earnings or other financial targets that are assumed in its accretion analysis. The foregoing list sets forth some, but not all, of the factors that could affect the companies’ ability to achieve results described in any forward-looking statements. For additional information about risks and uncertainties Gen-Probe faces and a discussion of its financial statements and footnotes, see documents filed with the SEC, including the most recent annual report on Form 10-K and all subsequent periodic reports. Gen-Probe assumes no obligation and expressly disclaim any duty to update forward-looking statements to reflect events or circumstances after the date of this news release or to reflect the occurrence of subsequent events.
# # #

4